UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2024
Outbrain Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 West 19th Street
New York, NY 10011
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 867-0149

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement
On September 18, 2024, Outbrain Inc. (the “Company”) entered into a privately-negotiated Note Repurchase Agreement (the “Agreement”) with Baupost Group Securities, L.L.C. (“Baupost”) to repurchase $118 million in aggregate principal amount of the Company’s 2.95% Convertible Senior Notes due 2026 (the “Notes”) for consideration of approximately $109.74 million, inclusive of accrued and unpaid interest to but not including the closing date of September 19, 2024. This translates to an effective discount of 7.5% of the principal amount of the repurchased notes.
The Company had originally issued to Baupost $236 million in aggregate principal amount of Notes pursuant to an Indenture dated as of July 27, 2021, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). On April 14, 2023, the Company repurchased from Baupost $118 million in aggregate principal amount of the Notes then outstanding. On September 19, 2024, the repurchase described in the paragraph above was completed (the “Repurchase”) and the repurchased notes were cancelled by the Trustee, at the instruction of the Company. After such closing, as a result of such Repurchase and cancellation, there are no Notes that remain outstanding under the Indenture.
Item 1.02.     Termination of a Material Definitive Agreement
Following the Repurchase and cancellation of the repurchased notes, on September 19, 2024, the Company elected to satisfy and discharge the Indenture governing the Notes in accordance with its terms and the Trustee acknowledged the satisfaction and discharge of the Indenture. As a result of the satisfaction and discharge of the Indenture governing the Notes, the Company has been released from its remaining obligations under the Indenture governing the Notes.
This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any securities of the Company.
Item 8.01    Other Events

On September 23, 2024, the Company issued a press release announcing the Repurchase, a copy of which is attached as Exhibit 99.1 hereto. Information furnished under this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 23, 2024, announcing the completion of the Repurchase
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.
Date: September 23, 2024	By:	/s/ David Kostman
Name: David Kostman
Title: Chief Executive Officer

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